[LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

           LOGAL EDUCATIONAL SOFTWARE AND SYSTEMS LTD. AND SUBSIDIARY

      We have audited the consolidated balance sheets of Logal Educational Software and Systems Ltd. and its subsidiary at December 31, 1997 and 1998, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards in the United States and Israel, including those prescribed by the Auditors Regulations (Mode of Performance) (Israel), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in Israel. As applicable to the Company's financial statements, accounting principles generally accepted in the United States and Israel are substantially identical in all material respects.


                                                 /s/ KOST FORER & GABBAY

Tel-Aviv, Israel                                   KOST FORER & GABBAY
February 8, 1999                         A Member of Ernst & Young International